Exhibit 10.4

Lock-Up Agreement

THIS LOCK-UP AGREEMENT (this “Agreement”) is entered into as of September 13, 2010 between Ning Wu (“Wu”) and MEDICAL CARE TECHNOLOGIES INC., a Nevada corporation (the “Company”).

WHEREAS, Wu holds 38,000,000 restricted common stock of the Company, par value $0.00001 (the “Company Common Stock”);

WHEREAS, the Company believes it is in the best interests of its stockholders to establish an orderly trading market for shares of the Company Common Stock; and

WHEREAS, the Company and Wu desire that Wu refrain from selling the Restricted Securities in order to encourage orderly trading in shares of the Company Common Stock;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1.           Lock-Up of Securities.

(a)           Wu agrees that she will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a “Disposition”) the Restricted Securities prior to September 13, 2012.

(b)           The foregoing restriction is expressly intended to preclude Wu from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Restricted Securities during the lock-up period. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right with respect to any Restricted Securities or with respect to any security that includes, relates to or derives any significant part or its value from the Restricted Securities.

(c)           In the event of a “Change-in-Control” of the Company during the lock-up period, this Agreement and the lock-up restrictions hereunder shall terminate and become of no further force and effect immediately upon the effectiveness of such “Change-in-Control.” For purposes of this Agreement, “Change-in-Control” shall mean (i) any acquisition of more than 50% of the outstanding capital stock of the Company by any unrelated third party (“Third Party“); (ii) any merger of the Company into any Third Party; or (iii) any acquisition of substantially all of the assets of the Company by any Third Party.

2.           General.

2.1           Governing Law.  This Agreement will be construed in accordance with and governed by the laws of the state of Nevada.

2.2           Notices.  All notices and other communications required or permitted hereunder will be in writing and will be delivered by hand or sent by overnight courier, fax or e-mail to:

if to the Company:

MEDICAL CARE TECHNOLOGIES INC.
Room 815, No. 2 Building, Beixiaojie
Dongzhimen Nei, Beijing 10009
Fax: 1 647 350 6859
E-Mail: legal@medicaretech.com

if to Wu:

Ning Wu
888 – 33 Hazelton Avenue
Toronto, Ontario M5R 2E3
E-Mail: n.wu@medicaretech.com

2.3           Severability.  In the event that any provision of this Agreement is held to be unenforceable under applicable law, this Agreement will continue in full force and effect without such provision and will be enforceable in accordance with its terms.

2.4           Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements and understandings other than this Agreement relating to the subject matter hereof.

2.5           Amendment and Waiver.  This Agreement may be amended only by a written agreement executed by the parties hereto.  No provision of this Agreement may be waived except by a written document executed by the party entitled to the benefits of the provision.  No waiver of a provision will be deemed to be or will constitute a waiver of any other provision of this Agreement.  A waiver will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver.

2.6           Counterparts.  This Agreement may be in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the 13th day in September 2010.

MEDICAL CARE TECHNOLOGIES INC.
		By:	/s/ Hiu Liu
Name: Hiu Liu
Title: Treasurer and Director
		By:	/s/ Ping Tan
Name: Ping Tan
Title: Director
		By:	/s/ Sean Lee Heung
Name: Sean Lee Heung
Title: Director
		By:	/s/ Ping Hai Shen
Name: Ping Hai Shen
Title: Director

INDIVIDUAL

By:	/s/ Ning Wu
Name: Ning Wu